DATED            April 24, 2009

BRITISH WATERWAYS BOARD (1)

- and -

CTI BILLING SOLUTIONS LIMITED (2)

LEASE

of

Office Suites 502, 504 and 506, Daisyfield Business Centre,
Appleby Street, Blackburn, Lancashire

LEASE PARTICULARS

Date:
“Landlord”	BRITISH WATERWAYS BOARD of 64 Clarendon Road, Watford, Hertfordshire, WD17 1DA
“Tenant”	CTI BILLING SOLUTIONS LIMITED (company number 02815983) whose registered office is at Suite 504, Daisyfield Business Centre, Appleby Street, Blackburn, BB1 3BL
“Premises”	Office Suites 502, 504 and 506, Daisyfield Business Centre, Appleby Street, Blackburn, Lancashire forming part of the Building including:

(a) the interior plaster and other finishes of the external walls of such premises (but excluding any other part of such walls);
(b) the interior plaster and other finishes of the internal loadbearing walls dividing such premises from other parts of the Building (but excluding any other part of such walls);
(c) the ceiling finishes and any suspended or false ceilings and any voids between the ceiling and any suspended or false ceiling (but excluding any other part of the ceilings);
(d) the internal surfaces of the doors and windows and door and window frames and fittings at such premises and the glass within such doors and windows;
(e) the Landlord’s fixtures from time to time within such premises but if those fixtures are conduits then only if they fall within Clause (g) below together with all carpets and floor coverings provided by the Landlord (and the carpets and floor coverings renewing those so provided);
(f) the Conduits within and exclusively serving such premises and which are owned by the
Landlord (but excluding any other Conduits)

but excluding the Main Structure and Excluded Items (as later defined)
“Contractual Term”	3 years commencing on and including the Term Commencement Date
“Rent”
Seventy Four Thousand Eight Hundred and Fifty Pounds (£74,850) per annum from and including
1 January 2009 until and including 31 December 2009, Seventy Five Thousand Eight Hundred
and Fifty pounds (£75,850) per annum from and including 1 January 2010 to and including
31 December 2010 and Seventy Six Thousand Eight Hundred and Fifty pounds (£76,850) per annum from and including 1 January 2011 to and including 31 December 2011 exclusive of VAT

“Rent Payment Date”	1st January, 1st April, 1st July and 1st October
“Rent Start Date”	1 July 2009
“Permitted Use”	offices within use Class B1 of the Schedule to the Town & Country Planning (Use Classes) Order 1987
“Break Date”	the first anniversary of the commencement of the Contractual Term and the second anniversary of the commencement of the Contractual Term
“Subjections”
All rights (whether public or private) easements quasi-easements privileges restrictions covenants licences bye-laws wayleaves and stipulations of whatever nature affecting the
Premises including without limitation The rights easements quasi-easements privileges restrictions covenants licences and stipulations contained mentioned or referred to in the property, proprietorship and charges registers at the Land Registry to title number A
124150 and LA 897811

“Term Commencement Date”	1 January 2009

THIS LEASE made on the date shown in the Lease Particulars above (which are incorporated herein) between (1) the Landlord and (2) the Tenant [and (3) the Surety

1

DEFINITIONS AND INTERPRETATION

1.1	In this Lease where the context so admits the words and expressions set out in the Lease Particulars shall have the meanings there set out and the following words and expressions shall mean:

“Building”	the Building know as Daisyfield Business Centre, Appleby Street, Blackburn as shown edged blue on plan 1
“Common Parts”
the roads, paths, loading and bin areas, Conduits shared car parks, forecourts and other parts of the Estate (other than
the Premises) and the entranceways, passages, staircases and lifts (if any) of the Building all of which are intended for common use other than any part of the Estate or the Building specifically demised to a tenant on terms such that a tenant is to be responsible for the same

“Conduits”	pipes drains gutters flues channels wires and other conducting media and ancillary apparatus in or serving the Estate
“Estate”
Daisyfield Business Centre, Appleby Road, Blackburn,
Lancashire and associated land and includes any variations
or extensions made by the Landlord from time to time on the
Estate, as shown edged red on plan 1

“Excluded Items”	the items contained in Schedule 4 of this Lease
“Insured Risks”
fire lightning explosion aircraft (not being hostile
aircraft) and articles dropped therefrom storm tempest flood burst water pipes and any other insurable risks against
which the Landlord shall from time to time deem it desirable to insure subject in each case to:

1 insurance for any risk being reasonably obtainable on normal commercial terms 2 such exclusions and limitations as may be imposed by the insurers
“Interest Rate”
the base rate of National Westminster Bank plc or such other bank as the Landlord may nominate from time to time or if
the base rate shall cease to exist such other rate of
interest as is most closely comparable with it as may be
specified by the Landlord

“Landlord”	the Landlord named in the Lease Particulars and where the context so admits the reversioner for the time being expectant upon the termination of the Lease hereby created
“Main Structure”	the roof sky lights foundations floor structures beams and columns of the Building
“Services”	the services to be provided by the Landlord pursuant to Schedule 3 of this Lease
“Tenant”	the Tenant named in the Lease Particulars and where the context so admits its successors in title to the Lease hereby created
“Term”	the Contractual Term
“VAT”	value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax and in this Lease where the context so admits

1.2	Where the Landlord or the Tenant for the time being are two or more persons obligations expressed or implied to be made by or with such persons are deemed to be made by or with such persons jointly and severally.

1.3	Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

1.4	References to “the last year of the Term” include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to “the expiration of the Term” include such other determination of the Term.

1.5	References to any right of the Landlord to have access to the Premises shall be construed as extending to any superior Landlord and to all persons authorised by the Landlord and any superior Landlord (including agents, professional advisers, contractors, workmen and others).

1.6	Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation to use all best endeavours not to permit or suffer such act or thing to be done by another person.

1.7	Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any superior Landlord where such consent shall be required but nothing in this Lease shall be construed as implying that any obligation is imposed upon any superior Landlord not unreasonably to refuse any such consent or approval.

1.8	References to “consent of the Landlord” or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to “approved” and “authorised” or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord.

1.9	The terms the “parties” or “party” mean the Landlord and/or the Tenant.

1.10	Any references to a specific statute include any statutory extension or modification, amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to “statute” or “statutes” includes any regulations or orders made under such statute or statutes.

1.11	References in this Lease to any clause or schedule or the Particulars without further designation shall be construed as a reference to the Clause Schedule or Particulars to this Lease so numbered.

1.12	The clause paragraph and schedule headings do not form part of this Lease and shall not be taken into account in its construction or interpretation.

2	DEMISE AND RENT RESERVATION

In consideration of the rents reserved in this Lease and the covenants on the Tenant’s part contained in this Lease the Landlord HEREBY DEMISES unto the Tenant the Premises TOGETHER WITH the easements and rights specified in Schedule 1 (if any) EXCEPT AND RESERVED unto the Landlord and others the easements and rights specified in Schedule 2 TO HOLD the
Premises unto the Tenant for the Contractual Term SUBJECT TO the
Subjections (if any) YIELDING AND PAYING therefore to the Landlord with effect from the Rent Start Date yearly and proportionately for any fraction of a year the rents set out hereunder

2.1	the Rent to be paid by equal quarterly payments in advance on or before each Rent Payment Date the first payment (apportioned in respect of the period from the Rent Start Date up to and including the day immediately preceding the next following rent Payment Date after the Rent Start Date) to be paid on the 1st July 2009;

	2.2 2.3	all interest payable under this Lease; and all other sums due under this Lease
3	TENANT’S COVENANTS
THE Tenant HEREBY COVENANTS with the Landlord throughout the Term as follows:
	3.1	To pay rent

3.1.1	To pay the reserved rents at the times and in manner aforesaid without any deduction or set off

3.2	Interest

If any rents or other sums payable hereunder shall be due but unpaid to pay interest thereon calculated on a daily basis from the due date until receipt by the Landlord at the rate of 2 per centum per annum (except as otherwise provided herein) over the Interest Rate compounded on the Rent Payment Dates (which rate shall apply before as well as after any judgment of the Court) Provided that this sub-clause shall not prejudice any other right or remedy in respect of such rents

3.3	Outgoings

3.3.1	To indemnify the Landlord against all charges for electricity gas and water consumed or used at or in relation to the Premises including meter rents and statutory charges and to comply with the lawful requirements and regulations of the suppliers. The Landlord shall use its best endeavours to obtain the lowest cost supply for electricity gas and water

3.3.2	To comply with the requirements of the supply authorities relating to any mains, water, electricity and gas for the Premises and not to do anything which may result in the Landlord incurring any penalty, danger, compensation or expenses

3.3.3	To be responsible for all rates, taxes, assessments, duties, charges, impositions and outgoings which are now or during the Term shall be charged, assessed or imposed upon the Premises or upon the owner or occupier of them or all proper proportions of them as determined by the Landlord

3.4	To repair

3.4.1	To keep in good and substantial repair and condition the Premises (damage caused by any of the Insured Risks excepted save to the extent that payment is withheld or refused due to any act neglect or default of the Tenant or anyone at the Premises expressly or impliedly with the authority of the Tenant)

3.4.2	(unless this function is provided by the Landlord as part of the provision of the Services) to service regularly in accordance with statutory requirements the heating installations within the Premises

3.5	To paint and redecorate

In the last 3 months of the Term in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord to paint all the inside parts in the Premises previously painted with 2 coats of good quality paint in colours and materials previously approved by the Landlord and at the same time to oil varnish or treat all parts thereof previously or requiring to be so treated and to wash down all washable surfaces

3.6	To yield up
At the expiration or sooner determination of the Term:

3.6.1	peaceably to yield up to the Landlord the Premises with vacant possession in good repair and decorated in accordance with the several covenants herein contained

3.6.2	to give up all keys of the Premises to the Landlord

3.6.3	to remove all Tenant’s chattels and all rubbish from the Premises and all Tenant’s fixtures and fittings and to make good immediately any damage caused by the removal

3.7	Compliance with law
	3.7.1	The Tenant shall comply with all laws relating to:

3.7.1.1	the Premises and the occupation and use of the Premises by the Tenant

3.7.1.2	the use of all Conduits and machinery and equipment at or serving the Premises

3.7.1.3	any works carried out at the Premises; and

3.7.1.4	all materials kept at or disposed from the Premises

3.7.2	Without prejudice to any obligation on the Tenant to obtain any consent or approval under this Lease, the Tenant shall carry out all works that are required under any law to be carried out at the Premises whether by the owner or the occupier

3.7.3	Within fourteen days after receipt of any notice or other communication affecting the Premises (and whether or not served pursuant to any law) the Tenant shall:

3.7.3.1	send a copy of the relevant document to the Landlord; and

3.7.3.2	in so far as it relates to the Premises, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require

3.7.4	The Tenant shall not:

3.7.4.1	apply for or implement any planning permission (whether expressly granted or deemed) in respect of the Premises; nor

3.7.4.2	enter into any planning obligation in respect of the Premises

3.7.5	The Tenant shall not carry out any works at the Premises in respect of which the Construction (Design and Management) Regulations 2007 apply without the consent of the Landlord.

3.7.6	As soon as the Tenant becomes aware of any defect in the Premises, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Premises by reason of any failure of the Tenant to comply with any of the tenant covenants in this Lease

3.7.7	The Tenant shall keep the Premises equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Premises or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection

3.7.8	The Tenant shall comply with all planning conditions and planning obligations relating to or affecting the Premises (whether relating to or affecting the Premises exclusively or as part of the Estate) to the extent and in the manner required by such planning conditions or planning obligations and if required by the Landlord shall do so in conjunction with the Landlord and/or with other tenants or occupiers of the Estate

3.8	To permit entry to examine and do repairs

To permit entry to the Premises or any part thereof at all reasonable hours in the daytime on reasonable prior notice being given (or without prior notice and at any time in emergency):

3.8.1	by the Landlord and all persons so authorised to view the same to examine the state and condition thereof to take inventories of the fixtures and fittings therein and to make any inspection which may be required for the purposes of the Landlord and Tenant Acts 1927 and 1954 or any other enactments for the time being affecting the Premises the Estate or the owner or occupier thereof and for any other purpose connected with the interest of the Landlord in the Estate or its disposal charge or demise

3.8.2	by the Landlord and (with the previous authority of the Landlord) the tenants and occupiers of any adjoining premises so as to execute repairs decorations or alterations to the Premises or the adjoining premises or the Estate and which cannot otherwise reasonably be executed without such entry and to empty cleanse renew or repair any of the Conduits belonging to the Premises or such adjoining premises or the Estate subject in all such cases to the persons so entering making good in a reasonable manner any damage thereby occasioned to the Premises

3.9	To repair on notice

To repair and make good to the satisfaction of the Landlord all breaches of covenant defects and wants of repair for which the Tenant may be liable within two calendar months after the giving of notice to the Tenant or sooner if requisite

3.10	Landlord may repair on Tenant’s default

That if the Tenant shall at any time default in the performance of any of the covenants herein contained relating to the repair decoration cleansing or condition of the Premises or any part thereof of which notice has been given as aforesaid it shall be lawful for the Landlord following the expiry of such notice (but without prejudice to the right of re-entry hereinafter contained) to enter upon the Premises and repair and restore the same and all expenses incurred thereby (which expression shall include but not be limited to the proper fees of professional advisers) shall be a debt immediately payable by the Tenant to the Landlord on demand

3.11	Landlord’s costs

To pay to the Landlord on an indemnity basis all solicitors’ counsels’ surveyors’ and other costs expenses and fees incurred by the Landlord:

3.11.1	in or in contemplation of any proceedings relating to the Premises whether or not under Sections 146 or 147 of the Law of Property Act 1925 or the preparation and service of a notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served on the Tenant has been complied with or the Tenant has enjoyed relief under the provisions of the Law of Property Act 1925 or forfeiture is avoided otherwise than by relief granted by the Court)

3.11.2	incidental to the enforcement of any of the Tenant’s covenants in this Lease and in particular in the preparation and service of a schedule of dilapidations at any time during or after the Term and in the inspection of the works which are the subject of such schedule whether during or after the carrying out thereof

3.11.3	in connection with the recovery of any arrears

3.11.4	in respect of any application for consent required by this Lease whether or not such consent is granted

3.12	Insurance

3.12.1	Not to do or omit any act whatsoever whereby any insurance effected on the Premises or anything therein or on the Estate or on any adjoining or neighbouring premises of the Landlord or of any associated company of the Landlord may become void or voidable or the premiums payable for such insurance increased

3.12.2	To the extent that any insurance premium payable in respect of any such adjoining or neighbouring premises or the Estate is increased by any use act or omission of the Tenant (or anyone at the Premises expressly or impliedly with the authority of the Tenant or any undertenant) to pay to the Landlord on demand the full amount of such increase (and not only the proportion which the Premises bears to any such adjoining or neighbouring premises or the Estate)

3.12.3	In the event of such adjoining or neighbouring premises or the Estate or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money being wholly or partly irrecoverable by reason of any act neglect omission or default of the Tenant (or anyone at the Premises expressly or impliedly with the authority of the Tenant) then and in every such case the Tenant will pay to the Landlord forthwith on demand the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating the same

3.12.4	To comply with the reasonable requirements and recommendations of the Landlord’s insurers and not to store on the Premises any specially inflammable explosive combustible or deleterious or otherwise hazardous substance and not to release any such substance on to the Premises or on to or into any other land air or water

3.12.5	Not to effect any insurance in respect of a risk against which the Landlord shall insure under clause 4.2 hereof and not to request the insurers to make a note of the interest of the Tenant or the Tenant’s mortgagee on any policy effected by the Landlord

3.12.6	To maintain full and adequate public liability and third party insurance in respect of the Premises and the Tenant’s use of the Premises

3.13	Alterations

3.13.1	Not to make any alterations to the Premises except internal non-structural alterations for which the Landlord shall have given its prior written consent (such consent not to be unreasonably withheld or delayed)

3.13.2	To remove alterations made to the Premises or any demountable partitions installed therein at the expiration of the Term and to make good any part or parts of the Premises which may be damaged by such removal

3.14	Permitted Use
Not to use and occupy the Premises other than for the Permitted Use
3.15	Prohibited uses
	3.15.1	Not to use any part of the Premises for:
		3.15.1.1 3.15.1.2 3.15.1.3 3.15.1.4	any public meeting exhibition or entertainment; or any illegal immoral or noxious purpose; or the purposes of a club; or any sale by auction; or

3.15.1.5	the playing of any sound-producing instrument or apparatus audible outside the Premises; or

3.15.1.6	as a sleeping place for any person; or

3.15.1.7	betting or gaming

3.15.2	Not to block or impede or suffer to be blocked or impeded any part of the Common Parts

3.16	Smoking
3.17	Not to permit smoking on any part of the Premises Advertising signs and posters

Not without the previous written consent of the Landlord to place display in or upon the Premises any aerial sign advertisement notice poster display of lights or other object or notification whatsoever other than sign boards displaying the name and business of the Tenant of a reasonable size and appropriate to such business and on the expiration or sooner determination of the Term to remove or efface the same and to make good any damage caused

3.18	Nuisance

3.18.1	Not to do on the Estate any act matter or thing which is or may become dangerous noxious noisome or offensive or which may annoy or disturb the Landlord or other occupiers of the Estate nor to retain litter or refuse anywhere in the Estate otherwise in accordance with the Landlord’s regulations

3.18.2	Not to behave or permit any employee or invitee of the Tenant to behave in any manner which shall be unreasonable unneighbourly objectionable noisy unruly or unsightly and in all matters to act in regard to the Premises and the Estate in a responsible manner so as to cause the least possible interference with the use and enjoyment of other occupiers of the Estate or the Landlord’s adjoining premises and so as to cause no additional expense for the upkeep thereof

3.18.3	Upon receiving notice from the Landlord of anything done on or brought onto the Premises or the Estate to discontinue or remove the same and to take all steps necessary to prevent any recurrence of all matters mentioned in any such notice

3.18.4	To take all necessary and reasonable precautions (whether by the installation and maintenance of devices for consuming or absorbing fumes noise or vibrations or for catching intercepting or precipitating noise or dust or other particles or by some other means) to reduce to a minimum the amount of noise vibrations fumes dust and other matter emanating from the Premises PROVIDED always that nothing in this sub-clause contained shall be deemed to be an authorisation by the Landlord of the commission of a nuisance

3.19	To clean windows and clear refuse

To clean the inside of the windows of the Premises as often as occasion shall require and at least once in every calendar month

3.20	Easements

To preserve unobstructed and undefeated all rights of light and other easements appertaining to the Premises and not to permit (but give notice to the Landlord of) any act whereby a new easement or encroachment might come to be made into against over or upon the Premises and to do all such things as the Landlord may reasonably require to prevent the same

3.21	Alienation etc

Not to assign, underlet, charge, part with possession, share possession, part with occupation or share occupation of the Premises or hold the Premises in trust for any person without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed.

3.22	Not to overload premises nor obstruct Conduits

3.22.1	Not to overload any part of the Premises or to impose a weight or strain in excess of that which the Premises are constructed to bear with due margin for safety

3.22.2	Not to stop up or obstruct in any way whatsoever or permit oil grease hair or other harmful or excessive matter or substance to enter the washbasin or lavatory basins or the drains and sewers of the Estate

3.23	To comply with regulations

To conform with all regulations reasonably made by the Landlord for the proper management of the Estate and notified to the Tenant in writing from time to time and to conform to all such regulations as the Landlord may from time to time make or give for the regulation of vehicular traffic within the curtilage of the Estate and not to park any vehicle therein or on any adjoining or neighbouring property of the Landlord without the express written authority of the Landlord

3.24	Indemnity
To be responsible for and to indemnify the Landlord against all claims arising directly out of

3.24.1	any act omission or negligence of the Tenant or anyone at the Premises expressly or impliedly with the Tenant’s authority or

3.24.2	any breach by the Tenant of the provisions of this Lease

PROVIDED THAT the Tenant shall not be liable for any loss for which the Landlord is obliged to insure under the terms of this Lease

3.25	VAT

3.25.1	To pay the Landlord VAT chargeable in respect of any taxable supplies made by the Landlord to the Tenant in connection with this Lease (whether or not at the election of the Landlord)

3.25.2	Where the Tenant has agreed in this Lease to reimburse the Landlord for the costs or expenses of any supplies provided to the Landlord by a third party (but in respect of which the Landlord makes no taxable supply to the Tenant) the Tenant shall also at the same time reimburse the Landlord with an amount equivalent to the VAT incurred by the Landlord

4	LANDLORD’S COVENANTS
THE Landlord HEREBY COVENANTS with the Tenant as follows:
	4.1	Quiet enjoyment

That the Tenant paying the rents hereby reserved and observing and performing the covenants conditions and agreements on the part of the Tenant herein contained shall and may quietly hold and enjoy the Premises during the Term without any interruption by the Landlord or persons lawfully claiming under the Landlord Provided that it shall not be a breach of this covenant nor a derogation from the Landlord’s grant for the Landlord to carry on its business and exercise its powers in such manner as appears to it to be necessary for the performance of its statutory duties or for water from the Landlord’s waterway to seep into flood or erode the Premises

4.2	To insure

4.2.1	The Landlord covenants to insure in some insurance office of repute (unless such insurance is vitiated by any act neglect or default of the Tenant or anyone at the Premises expressly or impliedly with the authority of the Tenant)

4.2.1.1	the Premises and all Landlord’s fixtures and fittings and plant therein of an insurable nature against destruction or damage by the Insured Risks in such sum as shall be determined from time to time by the Landlord to represent the reinstatement cost thereof together with all professional and other fees and expenses and the cost of site clearance and other incidental expenses

4.2.1.2	for the loss of three years Rent caused by any of the Insured Risks

4.2.2	To supply a summary of such insurance and evidence of the current premium on request once yearly

4.3	Services

Subject to the Tenant first paying the rents hereby reserved and observing and reforming the covenants and conditions on the part of the Tenant in this Lease the Landlord will provide the Services

5	PROVIDED ALWAYS THAT and it is hereby agreed as follows:
	5.1	Forfeiture and re-entry
That this Lease is made upon the express condition that if:
		5.1.1	any reserved rents shall be unpaid for fourteen days after the due or

5.1.2	any Tenant’s covenant shall not have been observed or performed in the case where the Landlord has provided to the Tenant 28 days notice of the intention to forfeit the Lease or

5.1.3	in respect of a Tenant (not being a company):

5.1.3.1	an application is made for an interim order under Part VIII of the Insolvency Act 1986 or

5.1.3.2	bankruptcy petition is presented or there is made against him a bankruptcy order or

5.1.3.3	there is summoned any meeting of creditors or the Tenant makes any proposal to his creditors for a composition in satisfaction of debts or proposes or enters into any arrangement of whatever nature with his creditors or

5.1.4	in respect of a Tenant (being a company):

5.1.4.1	it enters into liquidation whether compulsory or voluntary (other than for the purposes of an amalgamation or reconstruction resulting in a solvent company) or

5.1.4.2	a petition is presented for a winding up order or an administration order (or the company or its directors resolve to present either) or it is wound up or

5.1.4.3	there is summoned any meeting of creditors or the Tenant (or its directors) makes any proposal to the creditors for a composition in satisfaction of its debts or proposes or enters into any arrangement of whatever nature for the benefit of the creditors or its members or

5.1.4.4	there is appointed a receiver or a receiver and manager or an administrator or an administrative receiver (or a person becomes entitled to exercise any such powers) or

5.1.4.5	the commencement of a voluntary winding-up in respect of the Tenant except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies or

5.1.4.6	the striking-off of the Tenant from the Register of Companies or the making of an application for the Tenant or the Surety to be struck-off or

5.1.4.7	the Tenant otherwise ceasing to exist

5.1.5	the Tenant has any distress or execution levied on any goods at the Premises then it shall be lawful for the Landlord or its authorised agent to re-enter upon the Premises and to re-possess and enjoy the same as if this Lease had not been made but without prejudice to any right of action or remedy of any party in respect of any antecedent breach of any of the covenants herein contained

5.2	Rent cesser

If the Premises or any part thereof or all access thereto shall be destroyed or damaged by any of the Insured Risks so as to make the Premises unfit for occupation or use then (unless the insurance moneys shall have been wholly or partly withheld due to any act neglect or default of the Tenant or anyone at the Premises expressly or impliedly with the authority of the Tenant or due to any exclusion or limitation to which the policy of insurance may be subject) the Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be fit for occupation and use or access shall be restored or until the expiration of the period for which insurance for loss of Rent is effected whichever shall be the earlier and any dispute shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996

5.3	Termination

5.3.1	If, following damage to or destruction of the Premises, the Landlord considers that it is impossible or impractical to reinstate the Premises, the Landlord may terminate this Lease by giving notice to the Tenant. On giving notice this Lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this Lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord

5.3.2	Provided that the Tenant has complied with its obligations in this Lease, the Tenant may terminate this Lease by giving notice to the Landlord if, following damage or destruction of the Premises by an Insured Risk, the Premises has not been reinstated so as to be fit for occupation and use within three years after the date of damage or destruction. On giving this notice this Lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this Lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord

5.4	Disputes

Any dispute arising as between the Tenant and the lessee or occupier of any part of the Estate or any adjacent or neighbouring premises belonging to the Landlord as to any easement right or privilege enjoyed or used in common shall be decided by the Landlord whose decision shall be binding upon all parties to the dispute

5.5	Service of notices

5.5.1	Any demand or notice under this Lease shall be properly served if left at or sent by fax or post to

5.5.1.1	the recipient’s address herein contained (or such substituted address as shall have been notified in writing) or

5.5.1.2	its registered office where the recipient is a company or

5.5.1.3	the Premises where the recipient is the Tenant

5.5.2	The provisions as to service by post as contained in section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply

5.6	Compensation for disturbance

So far as the Landlord and Tenant Act 1954 shall allow no compensation shall be payable on determination of the tenancy hereby created

5.7	Rights and easements

The operation of section 62 of the Law of Property Act 1925 is excluded from this Lease and the only rights granted to the Tenant are those set out in Schedule 1

5.8	Jurisdiction

This Lease is governed by the laws of England and (save where otherwise provided herein) the parties hereto submit to the exclusive jurisdiction of the English courts in relation to any claim dispute or difference which may arise hereunder

5.9	Landlord’s liability

Only the Landlord for the time being shall be liable to observe and perform the Landlord’s covenants herein

5.10	Damage and Accidents

The Landlord shall not in any circumstances be responsible or liable to the Tenant or (unless otherwise provided by statute) to persons in or calling upon the Premises for (i) any damage or loss suffered by the Tenant or such others through any defect in the Estate or in the Building and (ii) any accident happening or injury (including death) suffered or any damage or loss sustained on the Premises or the Estate or to the Building

5.11	Appropriation

The Landlord shall be entitled to credit all or any sums received from the Tenant against such items or arrears owing to the Landlord (as the Landlord shall in its absolute discretion think fit and in particular shall be entitled to credit monies most recently received against the longest outstanding arrears

5.12	Goods left on the Property

If after the expiration of the Term any goods or other property of the Tenant remains in or on the Premises an the Tenant fails to remove it within seven days after the Landlord requests it to do so then the Landlord may as the Tenant’s agent (and the Tenant hereby appoints the Landlord to act in that behalf) sell such goods or property and shall hold the sale proceeds (after deducting the costs and expenses of removal storage and sale reasonable and properly incurred by it and any other debts owed by the Tenant to the Landlord) to the Tenant’s order for a period of two months after such sale whereafter such sale proceeds belong to the Landlord absolutely PROVIDED THAT the Tenant will indemnify the Landlord against any liability it incurs to any third party whose property the Landlord sells in the bona fide mistaken belief (which shall be presumed unless proved otherwise) that such property belonged to the Tenant

5.13	No wavier

No receipt of rent or other payment paid by direct debit standing order or otherwise inadvertently accepted by the Landlord or its personnel after notice or knowledge of any breach of any of the Tenant’s Covenants shall operate as a waiver wholly or partially of any such breach

6	ENTIRE AGREEMENT AND EXCLUSION OF REPRESENTATIONS

6.1	This lease constitutes the entire agreement and understanding of the parties relating to the transaction contemplated by the grant of this Lease and supersedes any previous agreement between the parties relating to this transaction

6.2	The Tenant acknowledges that in entering into this Lease it has not relied on nor shall have any remedy in respect of any statement or representation made by or on behalf of the Landlord

6.3	Nothing in this Lease constitutes or shall constitute a representation or warranty that the Premises or the Common parts may lawfully be used for any purpose allowed by this Lease

7	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No term of this Lease shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party but this does not affect any right or remedy of a third party which exists or is available apart from under that Act

8	NEW TENANCY
The tenancy hereby created is a new tenancy as defined in the Landlord and Tenant (Covenants) Act 1995
9	RIGHT TO DETERMINE

9.1	If the Tenant shall desire to determine the Term and shall give not less than 3 months written notice expiring on the relevant Break Date to the other party of such its desire (and where the Tenant wishes to determine it shall comply with the requirements of clause 9.2) then on the relevant Break Date the present demise and everything herein shall cease and determine but without prejudice to the rights of the Landlord against the Tenant in respect of any antecedent claims for breach of any obligation hereunder

9.2	If the Tenant serves notice on the Landlord pursuant to clause 9.1 then such notice will be ineffective and will not determine this Lease unless at the relevant Break Date

9.2.1	The Tenant has paid the rents hereby reserved and

9.2.2	The Tenant gives the Landlord vacant possession of the Premises

THIS LEASE is executed by the parties on the date stated in the Lease Particulars.

Schedule 1

THE SCHEDULE OF RIGHTS

1	Support
2 3
The right of support and protection for such parts of the Premises as require the same from the Building
Passage of utilities
The right to passage of water soil gas and electricity and telephone lines (in common with the Landlord and other tenants of the Estate and all other persons entitled thereto) through the Conduits
Use of Common Parts

The right for the Tenant its agents employees and licensees in common with the Landlord and all others so entitled to use the Common Parts, of access to and egress on foot from and to the
Premises through the corridors, landings, staircases and entrances of the Building and with or without vehicles over the roads of the Estate to and from the Building and in case of emergency to use on foot such fire escape routes as the Landlord shall from time to time designate

Schedule 2

THE SCHEDULE OF RESERVATIONS

1	Support
The right of support and protection from the Premises for such parts of the Building as require such support and protection
2	Passage of utilities
The right to uninterrupted passage of water soil gas electricity and telephone lines through the Conduits for the time being belonging to or running through or under the Premises or any land and premises over which the Tenant enjoys rights hereunder from and to the remainder of the Estate or any adjoining or adjacent premises of the Landlord AND the right to enter upon the Premises or other land aforesaid at all reasonable times for the purpose of making connections thereto or to inspect cleanse repair renew or remove the same making good any damage thereby caused to the Premises
3	Easements
All rights and easements privileges in the nature of easements or quasi-easements now existing in or over the Premises for the benefit of the Estate or any adjoining or adjacent premises of the Landlord
4	Right of entry
The right at reasonable times and on reasonable notice (except in emergency) to enter the Premises for the purposes of:
	4.1 4.2	inspecting the condition and state of repair thereof carrying out any works for which the Landlord or the Tenant is liable under this Lease or by statute

4.3	carrying out any works to any property adjoining the Premises or to any party structure Conduits or other thing used by the Tenant in common with others subject to the persons so entering making good any physical damage to the Premises caused by such entry

5	Right to alter
6
The right at any time without making any compensation to build on alter or add to the exterior of the Premises or build on alter add to extend erect demolish or redevelop any other part of the Building and/or the
Estate or any adjoining or neighbouring premises notwithstanding any interference caused to the Premises or any access of light and air thereto
Subjections

The benefit of all rights and easements in the nature of subjections.

Schedule 3

SERVICES

1	Landlord to provide Services

The Landlord shall not be liable to the Tenant for:

1.1	the interruption of a Service for reasons of inspection maintenance repair or other works (in which event the Landlord will restore the Service as soon as reasonably practicable)

1.2	failure to provide a Service due to damage breakdown inclement weather shortage of fuel or water or any other cause beyond the Landlord’s reasonable control (although the Landlord will then take all reasonable steps to restore such Service or provide an alternative Services as soon as reasonable practicable)

1.3	withdrawal of a Service if the Landlord reasonably considers it is no longer appropriate or

1.4	any act omission or negligence of any employee of the Landlord or other person providing or purporting to provide any Service

Part 1 – The Services

(a)	the lighting of any of the Common Parts

(b)	the repair maintenance and replacement from time to time of the roads, paths parking areas and loading bays or other Common Parts any estate name boards and party walls or structures or walls or fences enclosing the Estate and all Conduits not used exclusively by a particular tenant on the Estate

(c)	the cultivation of any planted or grassed areas on the Estate

(d)	the provision of suitable refuse bins in the Common Parts and the collection and removal of refuse

(e)	discharging all rates, taxes, assessments, duties and impositions payable in respect of the Common Parts

(f)	security services including equipment

(g)	servicing of heating apparatus within the Building other than that which is the responsibility of the Tenant under this Lease or other tenants from time to time of the Building

(h)	providing such other services or carrying out any other work which the Landlord shall from time to time consider necessary for the benefit of the Building and/or the Estate or the tenants or other occupiers of the Estate or otherwise in keeping with the principles of good estate management

(i)	administering the services provided including the accounts and records thereof

(j)	the repair maintenance and renewals of the Building except those parts which are the responsibility of the Tenant under this Lease or other tenants from time to time of the Building

(k)	the repair maintenance and repair from time to time of the entranceways, passages, staircases and lifts (if any) communal toilets and washrooms and kitchens of the Building intended for common use

(l)	lighting and heating of the Common Parts

(m)	the cleaning of the Common Parts

(n)	the provision of a reception facility to the Building where considered appropriate in the interests of good estate management

(o)	supplying, maintaining, repairing and renewing as need be such fire fighting and alarm equipment in or on the Common Parts as the Landlord may deem desirable or necessary or as may be required to be supplied and maintained by it by statute or by the relevant fire authority or the Landlord’s Insurers

(p)	maintenance, repair and replacement in the Building of an internal phone system and a burglar alarm system if deemed appropriate to provide same by the Landlord in the Building

(q)	for the Premises during usual business hours in so far as they are not separately supplied and metered reasonable heating, lighting and electric power

(r)	any other services provided by the Landlord to the Building from time to time in accordance with the principles of good estate management and not expressly mentioned herein

PROVIDED ALWAYS that the Landlord may withhold, add to extend, vary, terminate or make any alteration in the provision of the Services referred to in this Schedule 9 from time to time if the Landlord deems it desirable to do so

Schedule 4

EXCLUDED ITEMS

Schedule of items to be excluded from tenants repair obligations

Unit 502 level 5:

3 x offices
1 x meeting room (adjacent to gents’ toilets)
Vertical blinds to windows
Trunking for power and network cabling
Door access system

Unit 502 level 6:

2 x meeting room / offices
Blinds to velux windows
Diffusers to lights (damaged due previous water ingress and / or builders)
Trunking for power and network cabling

Unit 504 level 5:

2 x meeting rooms created with demountable partitioning
Air conditioning unit including inverter mounted on roof
Vertical blinds to windows
Trunking for power and network cabling
Door access system

Unit 504 level 6:

Trunking for power and network cabling
Diffusers to lights (damaged due previous water ingress and / or builders)
Blinds to velux windows

Unit 506 level 5:

Vertical blinds to windows
Trunking for power and network cabling
Door access system

Unit 506 level 6:

Trunking for power and network cabling
Diffusers to lights (damaged due previous water ingress and / or builders)
Blinds to velux windows

SIGNED on behalf of BRITISH WATERWAYS
BOARD by:
Authorised Signatory:	/s/ R. Smith
Name (in block capitals)	R. Smith
SIGNED on behalf of the Tenant by: Authorised Signatory: /s/ John Birbeck Name (in block capitals) JOHN BIRBECK SIGNED on behalf of the Tenant by:

Authorised Signatory:	/s/ John Birbeck
Name (in block capitals)	JOHN BIRBECK